                                                                 Exhibit 3(a)(1)

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 EDO CORPORATION

                UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW

The undersigned, being the Vice President - Administration and Secretary of EDO Corporation, hereby certifies:

      1. The name of the Corporation is EDO Corporation. The name under which the Corporation was originally incorporated was Edo Aircraft Corporation.

      2. The original Certificate of Incorporation was filed by the Department of State on October 16, 1925.

      3. A Restatement of the Certificate of Incorporation was filed by the Department of State on November 23, 1983.

      4. An Amendment of the Certificate of Incorporation was filed by the Department of State on June 20, 1984, amending Article THIRD by increasing the number of shares of Common Stock of the Corporation from 12,000,000 to 25,000,000 shares, par value $1 per share.

      5. An Amendment of the Certificate of Incorporation was filed by the Department of State on July 20, 1988, adding Article EIGHTH.

      6. An Amendment of the Certificate of Incorporation, Amending Article THIRD, was filed by the Department of State on July 22, 1988, adding Paragraph
A.1 following Paragraph A of Article THIRD.

      7. An Amendment of the Certificate of Incorporation was filed by the Department of State on August 12, 1998, amending Article FOURTH.

      8. An Amendment of the Certificate of Incorporation was filed by the Department of State on May 17, 2002, amending Article THIRD by increasing the number of shares of Common Stock of the Corporation from 25,000,000 to 50,000,000 shares, par value $1 per share.

      9. At a meeting of the Board of Directors held on October 1, 2002, the Board of Directors adopted a resolution approving the restatement of the Certificate of Incorporation, in such form as the officer executing the Restated Certificate of Incorporation deems necessary or advisable, his execution of the Restated Certificate of Incorporation being conclusive evidence as to the necessity or advisability therefor.

      10. The text of the Certificate of Incorporation is hereby restated without further amendments or change to read as follows:

                                   ARTICLE ONE

      The name of the Corporation is EDO Corporation.

                                   ARTICLE TWO

      The purposes for which it is to be formed are as follows:

      2.1 To design, develop, experiment with, produce, manufacture, buy, sell, export, import, deal in, lease, repair and equip aircraft equipment of every kind or description, and motors, engines, parts, accessories, apparatus, supplies and other property related thereto or connected therewith;

      2.2 To operate and use at any place or places in United States or elsewhere any kind of aircraft, aeroplane, hydroplane, autogyro, flying boat or other machine capable of flying in the air or suitable for aerial operation or navigation, and to use the same for any purpose, including transportation, exhibition flying, racing, advertising or any other form of commercial use;

      2.3 To design, develop, experiment with, produce, manufacture, buy, sell, export, import, deal in, lease, repair and equip goods, wares, products, machinery, merchandise, articles or materials of every sort, kind and description, and in general to engage in any manufacturing, industrial or mercantile business of any kind whatsoever;

      2.4 To purchase, lease or otherwise acquire, hold, sell, mortgage, rent, manage and deal in real estate, buildings or constructions of any kind, and every kind of right or interest in real estate, and to maintain and operate or otherwise turn to account the same;

      2.5 To acquire by purchase, subscription or otherwise and to hold, sell, negotiate, transfer, mortgage, pledge or otherwise dispose of any shares of capital stock, scrip or voting trust certificates in respect of shares of capital stock of, or any bonds, mortgages, debentures, securities or evidences of indebtedness issued or created by any other corporation, joint stock company or association, public or private, or by any Government of the United States or any foreign government, or any state, territory, municipality or other political subdivision or any governmental agency of the Government of the United States of America or of any other government, and to exercise all the rights and privileges as owner or holder with respect to any thereof;

      2.6 To purchase, hold, cancel, reissue, sell, transfer and deal in its own shares or other securities in so far as the same may be permitted by law; provided, however, that shares of its own capital stock shall not be voted directly or indirectly;

      2.7 To borrow or raise monies for the business of the Corporation and any and all of its purposes;

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      2.8 To buy, lease, or otherwise acquire the whole or any part of the business, goodwill and assets of any person, firm, association or corporation, foreign or domestic, engaged in any business which this Corporation is authorized to carry on;

      2.9 To advance or lend money with or without security to, and otherwise aid, by guarantee or otherwise, any corporation, association or firm, any of the securities of which or interest in shall be owned by the Corporation or in which, or in the business of which, the Corporation shall have any interest;

      2.10 To carry on any of the foregoing businesses either as principal or as agent, and at any place or places inside or outside the State of New York or the United States of America, in every part of the world;

      2.11 To have and to exercise all the powers now or hereafter conferred by laws of the State of New York upon corporations organized under the Business Corporation Law.

The foregoing clauses shall be construed as purposes and powers in furtherance and not in limitation of the general powers conferred by the State of New York, and the enumeration herein of specific purposes and powers shall not be held to limit or restrict in any way the general powers of the Corporation, but nothing herein contained is to be construed as authorizing this Corporation to carry on the business of discounting bills, notes, or other evidences of debt, or receiving deposits of money or foreign coins, of buying and selling bills of exchange, or issuing bills, notes, or other evidences of debt for circulation as money, or of engaging in any other form of banking or shall be deemed to authorize or permit this Corporation to carry on any business, exercise any power, or do any act which a corporation organized under the Business Corporation Law of the State of New York may not at the time lawfully do.

                                  ARTICLE THREE

      The aggregate number of shares which the Corporation shall have authority to issue is 50,500,000 shares, of which 50,000,000 shares shall be designated as Common Shares, par value $1 per share, and 500,000 shall be designated as Preferred Shares, par value $1 per share. The designations, relative rights, preferences and limitations of each class of shares of the corporation shall be as follows:

      3.1 The Preferred Shares may be issued from time to time in one or more series, in such number, and with such distinctive serial designations and relative rights, preferences and limitations, as may be fixed by the Board of Directors. Subject to the limitations set forth herein and any limitations prescribed by law, the Board of Directors is expressly authorized, prior to the issue of any series of Preferred Shares, to fix the numbers of shares included in such series and the designation, relative rights, preferences and limitations of such series and to file a certificate of amendment pursuant to section 805 of the Business Corporation Law or any statute amendatory thereof or supplemental thereto, establishing or changing the number, designation and relative rights, preferences and limitations of such series. Pursuant to the foregoing general authority vested in the Board of Directors, but not in limitation of the powers conferred on the

Board of Directors thereby and by laws of the State of New York, the Board of Directors is expressly authorized to determine with respect to each series of Preferred Shares:

            3.1.1 the distinctive designation or designations of such series and the number of shares constituting such series;

            3.1.2 the rate or amount and times at which, and the preferences and conditions under which, dividends shall be payable on shares of such series, the status of such dividends as cumulative or non-cumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such shares as participating or non-participating after the payment of dividends as to which such shares are entitled to any preference;

            3.1.3 the rights and preferences, if any, of the holders of shares of such series upon the liquidation, dissolution or winding-up of the affairs of, or upon any distribution of the assets of, the Corporation, which amount may vary depending upon whether such liquidation, dissolution or winding-up is voluntary or involuntary and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or non-participating after the satisfaction of any such rights and preferences;

            3.1.4 the full or limited voting rights, if any, to be provided for shares of such series, in addition to the voting rights provided by law;

            3.1.5 the times, terms and conditions, if any, upon which shares of such series shall be subject to redemption, including the amount the holders of shares of such series shall be entitled to receive upon redemption (which amount may vary under different conditions or at different redemption dates) and the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such series;

            3.1.6 the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes or of any other series of the same class, the prices or rates of conversion or exchange, and adjustments thereto, and any other terms and conditions applicable to such conversion or exchange;

            3.1.7 the limitations, if any, applicable while such series is outstanding on the payment of dividends or making of distributions on, or the acquisition or redemption of, Common Shares or any other class of shares ranking junior, either as to dividends or upon liquidation, to the shares of such series;

            3.1.8 the conditions or restrictions, if any, upon the issue of any additional shares (including additional shares of such series or any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

            3.1.9 any other preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of shares of such series;

in each case, so far as not inconsistent with the provisions of this Certificate of Incorporation or the laws of the State of New York as then in effect. All Preferred Shares shall be identical and of equal rank except in respect to the particulars that may be fixed by the Board of Directors as provided above, and all shares of each series of Preferred Shares shall be identical and of equal rank except as to the times from which cumulative dividends, if any, thereon shall be cumulative. The number of authorized Preferred Shares may be increased or decreased by the affirmative vote of the holders of a majority of the shares of the Corporation entitled to vote thereon, without any requirement that such increase or decrease be approved by a class vote on the part of the holders of the Preferred Shares or any series thereof, or on the part of any other class of shares of the Corporation, except as may be otherwise required by the laws of the State of New York or provided in the certificate of amendment establishing the voting rights of any series of Preferred Shares. The Board of Directors may from time to time amend any of the provisions of any certificate of amendment establishing any series of Preferred Shares, subject to any class voting rights of the holders of such shares and subject to the requirements of the laws of the State of New York.

      3.2 ESOP Convertible Cumulative Preferred Shares, Series A. The number, designation, relative rights, preferences and limitations of the ESOP Convertible Cumulative Preferred Shares, Series A, are as follows:

            3.2.1 Designation and Number of Shares. 89,772 of the Preferred Shares shall be, and be designated as, ESOP Convertible Cumulative Preferred Shares, Series A (hereinafter referred to as the "Series A Preferred Shares").

            3.2.2 Dividends.

                  3.2.2.1 The holders of the Series A Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends in the amount of $17.10 per share per annum, and no more. Dividends shall accumulate and be payable quarterly on the fifteenth day of March, June, September and December in each year (each a "Dividend Payment Date" or collectively, "Dividend Payment Dates"), commencing September 15, 1988, except that if any Dividend Payment Date is not a business day in New York City, then such quarterly dividend shall be payable on the next succeeding business day and such next succeeding business day shall be the Dividend Payment Date. Dividends on the Series A Preferred Shares shall accrue and be cumulative from the date of their original issue. The amount of dividends payable on the Series A Preferred Shares for each full quarterly dividend period shall be computed by dividing $17.10 by four. Dividends payable on the Series A Preferred Shares for the initial dividend period and for any period less than a full quarter shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends paid on Series A Preferred Shares in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                  3.2.2.2 If at any time the Corporation has failed to pay
            accrued dividends on any Series A Preferred Shares or any Parity Shares outstanding at the times such dividends are payable, unless the same have been or contemporaneously are paid in full or a sum sufficient for the payment thereof set aside for payment, the Corporation shall not:

                        (i) declare or pay any dividend on the Common Shares or
                  on any Junior Shares or make any payment on account of, or set apart money for, a sinking or other analogous fund for, the purchase, redemption or other retirement of, any Common Shares, or any Junior Shares or make any distribution in respect thereof, either directly or indirectly and whether in cash or property or in obligations or shares of the Corporation (other than in Common Shares or Junior Shares);

                        (ii) purchase any Series A Preferred Shares or Parity
                  Shares (except for a consideration payable in Common Shares or Junior Shares) or redeem fewer than all of the Series A Preferred Shares and Parity Shares then outstanding; or

                        (iii) permit any corporation or other entity directly or
                  indirectly controlled by the Corporation to purchase any Common Shares, Junior Shares, Series A Preferred Shares or Parity Shares.

            Unless and until all dividends accrued and payable but unpaid on Series A Preferred Shares and any Parity Shares at the time outstanding have been paid in full, all dividends declared by the Corporation upon Series A Preferred Shares or Parity Shares shall be declared pro rata with respect to all Series A Preferred Shares and Parity Shares then outstanding, so that the amounts of any dividends declared on Series A Preferred Shares and such Parity Shares shall in all cases bear to each other the same ratio that, at the time of such declaration, all accrued and payable but unpaid dividends on Series A Preferred Shares and such other Parity Shares, respectively, bear to each other.

            3.2.3 Optional Redemptions.

                  3.2.3.1 The Corporation may, at its option, at any time and from time to time after June 15, 1991, redeem all, or any number less than all, of the outstanding Series A Preferred Shares. Any redemption of Series A Preferred Shares shall be effected at the prices set forth below:

    If Redeemed During the                             Redemption Price
Twelve-Month Period Beginning                             Per Share
-----------------------------                          ----------------
    June 15, 1991                                           $227.39
    June 15, 1992                                           $225.68
    June 15, 1993                                           $223.97
    June 15, 1994                                           $222.26
    June 15, 1995                                           $220.55
    June 15, 1996                                           $218.84
    June 15, 1997                                           $217.13
    June 15, 1998                                           $215.42

            and thereafter at $213.71 per share plus, in each case, an amount equal to all dividends (whether or not declared or due) accrued and unpaid on such Series A Preferred Share to the date fixed for redemption.

                  3.2.3.2 In the event of a change or a proposed change in the
            Federal tax laws, which has the effect of precluding the Corporation from claiming a tax deduction for dividends paid on the Series A Preferred Shares as provided by section 404(k)(2) of the Internal Revenue Code of 1986, as amended, the Corporation may, at its option, at any time and from time to time thereafter redeem all of the outstanding Series A Preferred Shares at a price equal to $213.71 per share, plus, in each case, an amount equal to all dividends (whether or not declared or due) accrued and unpaid on such Series A Preferred Shares to the date fixed for redemption.

                  3.2.3.3 Notwithstanding the foregoing provisions of this
            clause (3), the Corporation may elect to pay the redemption price for all Series A Preferred Shares in shares of Qualifying Employer Securities of the Corporation rather than in cash. The redemption price per share shall be equal to the number of shares of Qualifying Employer Securities having a fair value (as determined in good faith by the Board of Directors) equal to the cash which would have been paid pursuant to the foregoing clause 3.2.3.1 or 3.2.3.2, as the case may be.

                  3.2.3.4 Notice of any proposed redemption of Series A
            Preferred Shares pursuant to this clause 3.2.3 shall be given by the Corporation by mailing a copy of such notice no less than 20 days nor more than 60 days prior to the date fixed for such redemption to holders of record of the Series A Preferred Shares to be redeemed at their respective addresses appearing on the books of the Corporation. Such notice shall specify (i) the shares called for redemption, (ii) the redemption price and (iii) the place at which and the date on which the shares called for redemption will, upon presentation and surrender of the certificates of stock evidencing such shares, be redeemed and the redemption price therefor paid. In the case of the redemption of the less than all the outstanding Series A Preferred Shares, the Corporation will select the shares to be redeemed among all then outstanding Series A Preferred Shares in such manner as may be prescribed by the Board of Directors. From and after the date fixed in any such notice as of the date of redemption of Series A Preferred Shares, unless the Corporation shall default in providing monies at the time and place specified for the payment of the redemption price (including any accrued and unpaid dividends) pursuant to such notice, all dividends on the Series A Preferred Shares thereby called for redemption shall cease to accrue, such Series A Preferred Shares shall no longer be deemed to be outstanding and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price (including any accrued and unpaid dividends), shall cease and terminate.

                  3.2.3.5 The holder of any Series A Preferred Shares redeemed pursuant to this clause 3.2 upon any exercise of the Corporation's redemption right shall not be entitled to receive payment of the redemption price for such shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificate or certificates representing such Series A Preferred Shares and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such Series A Preferred Shares to the Corporation free of any adverse interest. No interest shall accrue on the redemption price of any Series A Preferred Shares after the date fixed for its redemption.

                  3.2.3.6 All Series A Preferred Shares which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series, and the number of Preferred Shares which the Corporation shall have authority to issue shall not be decreased by the redemption of Series A Preferred Shares.

            3.2.4 Redemption Upon Merger or Consolidation.

                  3.2.4.1 In the event an Option Event occurs, each holder of
            Series A Preferred Shares may require the Corporation to redeem all or any portion of the Series A Preferred Shares owned by such holder at a price per share equal to $213.71 plus, in each case, an amount equal to all dividends (whether or not declared or due) accrued and unpaid on such Series A Preferred Share to the date fixed for redemption. The Corporation will notify each holder of Series A Preferred Shares of a proposed Option Event at least 30 days prior to the occurrence thereof, and each such holder will have until 10 days prior to the occurrence of such proposed Option Event to request redemption (by written notice delivered to the Corporation) of all or any portion the Series A Preferred Shares owned by such holder. Upon receipt of such request, the Corporation will be obligated to redeem the number of Series A Preferred Shares specified in such request upon the occurrence of the Option Event. An "Option Event" will be deemed to have occurred in the event of the occurrence of (i) any consolidation of the Corporation with, or merger of the Corporation into, any other Person, (ii) any merger of another Person into the Corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding Common Shares) or (iii) any sale or transfer of all or substantially all of the assets of the Corporation, other than any such consolidation, merger, sale or transfer in which the kind and amount of cash, securities and other property receivable by a holder of Common Shares pursuant to such transaction shall either (a) include cash at least equal to the Conversion Price in effect immediately prior to such consolidation, merger, sale or transfer, or (b) consist solely of publicly-traded common stock of either (Y) the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, or (Z) the Person (if any) which owns 100% of the voting stock of the Person referred to in subclause (Y), provided that such common stock then constitutes a Qualifying Employer Security.

                  3.2.4.2 In the event that the holders of 85% or more of all of the outstanding Series A Preferred Shares cause the Corporation to redeem such shares pursuant to clause 3.2.4.1, the Corporation may, at its option, at any time and from time to time thereafter redeem all of the remaining outstanding shares of Series A Preferred Shares at a price per share equal to $213.71 plus, in each case, an amount equal to all dividends (whether or not declared or due) accrued and unpaid on such Series A Preferred Share to the date fixed for redemption. The Corporation shall provide notice to the holders of the Series A Preferred Shares to be redeemed in accordance with clause 3.2.3.3.

                  3.2.4.3 Notwithstanding the foregoing provisions of this
            clause 3.2.4, the Corporation (or its successor) may elect to pay the redemption price for all Series A Preferred Shares in shares of Qualifying Employer Securities of the Corporation (or its successor) rather than in cash. The redemption price per share shall be equal to the number of shares of Qualifying Employer Securities having a fair value (as determined in good faith by the Board of Directors) equal to the cash which would have been paid pursuant to the foregoing clause 3.2.4.1 or 3.2.4.2, as the case may be.

            3.2.5 Conversion Rights.

                  3.2.5.1 Each Series A Preferred Share shall be convertible at the option of the holder thereof at any time (except that if any such share shall have been called for redemption, then, as to such share, such right shall terminate at the close of business on the date two business days prior to the date fixed for such redemption, unless default shall be made by the Corporation in making the payment due upon redemption) into fully paid and nonassessable Common Shares. The number of Common Shares issued upon conversion of each Series A Preferred Share shall be equal to $213.71 divided by the Conversion Price then in effect. The Conversion Price initially shall be $21.371; provided that the Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided.

                  3.2.5.2 The Common Shares deliverable upon conversion of
            Series A Preferred Shares shall be Common Shares of the Corporation, par value $1.00 per share, as constituted at the date of this certificate, except as otherwise provided in subclauses (i) and
            (vii) of clause 3.2.5.5, and in clause 3.2.5.6.

                  3.2.5.3 In order for any holder of Series A Preferred Shares to convert the same into Common Shares, such holder shall surrender the certificate or certificates for such Series A Preferred Shares at the corporate office of the Corporation for the Series A Preferred Shares during usual business hours, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, and shall give written notice to the Corporation at such office that such holder elects so to convert such Series A Preferred Shares, and state in writing therein the name or names in which such holder wishes the certificate or certificates for Common Shares to be issued.

                  3.2.5.4 The Corporation will, as soon as practicable after such deposit of certificates for Series A Preferred Shares accompanied by the written notice and the statement above prescribed, deliver at said office, to the Person for whose account such certificates for Series A Preferred Shares were so surrendered, or to such Person's nominee or nominees, certificates for the number of Common Shares to which such Person shall be entitled as aforesaid, together with any cash adjustment of any fraction of a share as hereinafter provided. Subject to the following provisions of this clause 3.2.5.4, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series A Preferred Shares to be converted, and the Person or Persons entitled to receive the Common Shares deliverable upon conversion of such Series A Preferred Shares shall be treated for all purposes as the record holder or holders of such Common Shares on such date. The Corporation shall not be required to convert any Series A Preferred Shares while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Series A Preferred Shares for conversion during any period while such books are so closed shall become effective for conversion upon reopening of such books, as if the surrender had been made immediately prior to the close of business on the date of such reopening, and conversion shall be at the Conversion Price in effect at such date.

                  3.2.5.5 The Conversion Price shall be subject to adjustment as follows:

                        (i) In case the Corporation shall (A) pay a dividend on
                  its Common Shares in its Common Shares, (B) subdivide its outstanding Common Shares into a greater number of shares, or
                  (C) combine its outstanding Common Shares into a smaller number of shares, the Conversion Price in effect at the time of the record date of such dividend, or the effective date of such subdivision or combination, as the case may be, shall be proportionately adjusted so that the holder of any Series A Preferred Shares surrendered for conversion after such time shall be entitled to receive the number and kind of shares which such holder would have owned or have been entitled to receive had such Series A Preferred Shares been converted immediately prior to such time. Such adjustment shall be made successively whenever any event listed above shall occur and shall become effective retroactively to immediately after the record date of such dividend or immediately after the effective date of such subdivision or combination.

                        (ii) Unless the holders of Series A Preferred Shares
                  shall be permitted to subscribe for or purchase Common Shares on the same basis as if theretofore converted into Common Shares, in case the Corporation shall issue rights or warrants to all holders of its Common Shares entitling them (for a period expiring within 45 days after the record date for the determination of shareholders entitled to receive such rights or warrants) to subscribe for or purchase Common Shares at a price per share less than the Closing Price (as defined below) per Common Share on such record date, then in each such case the Conversion Price shall be adjusted to equal the price determined by dividing the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares offered for subscription or purchase pursuant to such rights or warrants and of which the denominator shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of shares so offered pursuant to such rights or warrants would purchase at such Closing Price. Such adjustment shall be made successively whenever such rights or warrants are issued, and shall become effective retroactively to immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; provided that in the event that all the Common Shares offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of Common Shares actually delivered upon the exercise of such rights or warrants rather than upon the number of Common Shares offered for subscription or purchase. For the purposes of this subclause (ii), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.

                        (iii) In case the Corporation shall distribute, to all
                  holders of its Common Shares, shares of its capital stock (other than Common Shares); evidences of indebtedness, cash or assets of the Corporation (excluding any regular, periodic dividend paid in, or distributions of, cash to the extent of an amount (the "Non-Excess Portion") equal to the amount by which such dividend is at a rate that is less than 150% of the rate (adjusted for any subsequent mergers, consolidations, or events of the type referred to in clauses (A), (B) and (C) of clause (i) above) at which the last previous regular periodic cash dividend was paid) or subscription rights or warrants to subscribe for or purchase securities of the Corporation (excluding those referred to in subclause (ii) above), then in each such case the Conversion Price shall be adjusted to equal the price determined by dividing the Conversion Price in effect immediately prior to the record date for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the Closing Price per Common Share on such record date and of which the denominator shall be such Closing Price per Common Share less the amount equal to the sum of (x) the excess of the cash distributed over the amount, if any, thereof constituting the Non-Excess Portion and (y) the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the capital stock (other than Common Shares), evidences of indebtedness or assets or subscription rights or warrants distributed applicable to one Common Share. Such adjustment shall be made successively whenever any such distribution is made, and shall become effective retroactively to immediately after such record date.

                        (iv) For the purpose of any computation under subclauses
                  (ii) and (iii) above, the "Closing Price" for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case as reported on the New York Stock Exchange Composite Tape, or, if any time the Common Shares are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Shares are listed or admitted to trading, or if the Common Shares are not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System, or if the Common Shares are not listed or admitted to trading on any national securities exchange or quoted on any such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for such purpose, or if no such bid and asked prices can be obtained from any such firm, the fair market value of one Common Share on each such day as determined in good faith by the Board of Directors.

                        (v) In any case in which this clause 3.2.5.5 shall
                  require that an adjustment as a result of any event becomes effective retroactively to immediately after a record date or effective date for such event, the Corporation may elect to defer until after the occurrence of such event issuing to the holder of any Series A Preferred Shares converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion over and above the Common Shares issuable upon such conversion on the basis of the Conversion Price prior to adjustment and, in lieu of the shares the issuance of which is so deferred, the Corporation will cause its Transfer Agent to issue due bills or other appropriate evidence of the right to receive such shares and such cash.

                        (vi) No adjustment to the Conversion Price shall be
                  required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided that the Corporation may make any such adjustment at its election; and provided further that any adjustments which by reason of this subclause (vi) are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this clause 3.2.5.5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this clause 3.2.5.5 notwithstanding, the Corporation shall be entitled to make such deceases in the Conversion Price, in addition to those required by this clause 3.2.5.5, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of rights or warrants to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its shareholders shall not be taxable.

                        (vii) If the Corporation makes any distribution,
                  dividend, issuance of rights or warrants or subdivision, combination or reclassification of or on the Common Shares, or any security to which the conversion right addressed in this clause 3.2.5 then applies, which is not covered by any of the preceding provisions of this clause 3.2.5.5 and which equitably requires an adjustment in the Conversion Price, such adjustment shall be made as determined by the Board of Directors of the Corporation. In such case, the determination of the Board of Directors as to whether an adjustment in the Conversion Price is required, the amount of any such adjustment, and the effective date of any such adjustment shall be conclusive.

                  3.2.5.6 In the case of any consolidation of the Corporation into, or merger of the Corporation with or into, any other corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding Common Shares), or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in case of any reclassification or change of outstanding Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of subdivision or combination, but including any reclassification of the Common Shares into two or more classes), or in case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation), the holder of each Series A Preferred Share then outstanding shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities, cash and other property receivable upon such consolidation, merger, sale, transfer, reclassification, change or statutory exchange by a holder of the number of Common Shares of the Corporation into which such Series A Preferred Share might have been converted immediately prior to such consolidation, merger, sale, transfer, reclassification, change or statutory exchange (assuming that the holder of such Series A Preferred Share, as a holder of Common Shares prior to such transaction, would not have exercised any rights of election as a holder of Common Shares as to the kind or amount of shares of stock and other securities, cash and other property receivable upon such consolidation, merger, sale, transfer reclassification, change or statutory exchange; provided that if the kind of amount of shares of stock and other securities, cash and other property receivable upon such consolidation, merger, sale, transfer, reclassification, change or statutory exchange is not the same for each non-electing Common Share, then the kind and amount of shares of stock and other securities, cash and other property receivable shall be deemed to be the kind and amount so receivable by a plurality of the non-electing shares). In any such event, effective provision shall be made, in the articles or certificate of incorporation of the resulting or surviving corporation or other corporation issuing or delivering such shares of stock, other securities, cash or other property or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the Series A Preferred Shares shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities, cash or other property deliverable upon conversion of the Series A Preferred Shares remaining outstanding or other convertible stock or securities received by the holders of the Series A Preferred Shares in place thereof; and any such resulting or surviving corporation or other corporation issuing or delivering such shares of stock, other securities, cash or other property shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares of stock, other securities, cash or other property as the holders of the Series A Preferred Shares remaining outstanding, or other convertible stock or securities received by the holders of the Series A Preferred Shares in place thereof, shall be entitled to receive, pursuant to the provisions hereof, and to make provision for the protection of the conversion right as above provided. In case shares of stock, other securities, cash or other property is deliverable upon conversion as aforesaid, then all references to Common Shares in this clause 3.2.5 shall be deemed to apply, so far as provided and as nearly as is reasonable, to any such shares, other securities, cash or other property. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, reclassification, changes or statutory exchanges.

                  3.2.5.7 No fractional interests in Common Shares shall be
            issued upon conversion of Series A Preferred Shares. If more than on Series A Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable by the Corporation upon conversion thereof shall be computed on the basis of the aggregate number of Series A Preferred Shares so surrendered. Instead of any fractional Common Share which would otherwise be issuable upon conversion of any Series A Preferred Share, the Corporation will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Closing Price per Common Share determined as of the business day preceding the date of conversion.

                  3.2.5.8 Whenever any adjustment is required in the Conversion
            Price or the number or type of shares of stock or other securities, cash or other property into which each Series A Preferred Shares is convertible, the Corporation shall forthwith (i) file with each of the Transfer Agent for the Series A Preferred Shares and the Transfer Agent for the Common Shares a statement describing in reasonable detail the adjustment in the Conversion Price or conversion right, the date on which the adjustment became effective and the facts requiring such adjustment and (ii) cause a copy of such statement to be mailed to the holders of record of the Series A Preferred Shares.

                  3.2.5.9 Upon any conversion of Series A Preferred Shares, the shares so converted shall have the status of authorized and unissued Preferred Shares, without designation as to series, and the number of Preferred Shares which the Corporation shall have authority to issue shall not be decreased by the conversion of Series A Preferred Shares. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized and unissued Common Shares or Common Shares held as treasury shares, solely for the purpose of effecting the conversion of the Series A Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all Series A Preferred Shares at such time outstanding. For the purpose of this clause 3.2.5.9, the full number of Common Shares, issuable upon the conversion of all outstanding Series A Preferred Shares shall be computed as if at the time of computation of such number of Common Shares all outstanding Series A Preferred Shares were held by a single holder. The Corporation shall from time to time, in accordance with the laws of the State of New York, increase the authorized number of its Common Shares if at any time the authorized number of its Common Shares not outstanding shall not be sufficient to permit the conversion of all the then outstanding Series A Preferred Shares.

                  3.2.5.10 The Corporation will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of Common Shares on conversion of Series A Preferred Shares pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Shares in a name other than that in which the Series A Preferred Shares so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  3.2.5.11 Before taking any action which would cause an
            adjustment reducing the Conversion Price below the then par value of the Common Shares, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable Common Shares at the Conversion Price as so adjusted.

                  3.2.5.12 In the event that: (i) the Corporation shall declare a dividend (or any other distribution) on its Common Shares (other than cash dividends paid out of the retained earnings of the Corporation and dividends payable in Common Shares); or (ii) the Corporation shall authorize the granting to the holders of its Common Shares of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or
            (iii) of any reclassification or change of the Common Shares of the Corporation (other than a subdivision or combination of its outstanding Common Shares (but including any reclassification of the Common Shares into two or more classes), or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party or of any statutory exchange of securities with another corporation and for which approval of any shareholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or (iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation; then, in each such case, the Corporation shall mail to each holder of Series A Preferred Shares at least fifteen days prior to the applicable date hereinafter specified, a notice stating
            (A) the date on which a record is to be taken for the purpose of such dividend, distribution of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights or warrants are to be determined, or (B) the date on which such reclassification, change, consolidation, merger, sale, transfer, statutory exchange, dissolution, liquidation or winding-up is expected to become effective, and the dates of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, change, consolidation, merger, sale, transfer, statutory exchange, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not, however, affect the legality or validity of any action described in subclauses (i), (ii), (iii) or (iv) of this clause 3.2.5.12.

            3.2.6 Right of First Refusal. If the holder of any Series A Preferred Shares desires to accept an offer (which may be irrevocable by its terms for a least 60 days) from any prospective purchaser to purchase all or any part of the Series A Preferred Shares at any time owned by such holder, such holder shall give notice in writing to the Corporation (i) designating the number of shares proposed to be sold, (ii) naming the prospective purchaser of such shares and (iii) specifying the cash or other consideration or combination thereof (the "Offered Consideration") for which, and the terms (the "Offer Terms") upon which, such holder desires to sell the same. During the 30-day period following receipt of such notice (the "Refusal Period") by the Corporation, the Corporation shall have the right to purchase from such holder all (but not less than all) of the Series A Preferred Shares specified in such notice, with, at the option of the Corporation, cash in an amount equal to the fair value (as determined in good faith by the Board of Directors) of the Offered Consideration or Qualifying Employer Securities of the Corporation having a fair value (as determined in good faith by the Board of Directors) equal to the fair value (as determined in good faith by the Board of Directors) of the Offered Consideration and on the Offer Terms. The rights provided hereunder shall be exercised by written notice to such holder given at any time during the applicable period. If such right is exercised, the Corporation shall deliver such cash or Qualifying Employer Securities of the Corporation to such holder against delivery of certificates or other instruments representing the shares so purchased, appropriately endorsed by such holder. If such right shall not have been exercised prior to the expiration of the Refusal Period, then at any time during the 30 days following the expiration of the Refusal Period, such holder may sell such shares to (but only to) the intended purchaser named in his notice to the Corporation for the Offered Consideration and on the Offer Terms specified in such notice, free of all restrictions or obligations imposed by this clause 3.2.6.

            3.2.7 Liquidation.

                  3.2.7.1 The liquidation price of Series A Preferred Shares, in case of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, shall be $213.71 per share, plus an amount equal to the dividends accrued and unpaid thereon to the payment date.

                  3.2.7.2 In the event if any voluntary or involuntary
            liquidation, dissolution or winding-up of the Corporation, the holders of Series A Preferred Shares shall be entitled to receive the liquidation price of such shares held by them in preference to and in priority over any distributions upon the Common Shares and all Junior Shares. Upon payment in full of the liquidation price to which the holders of Series A Preferred Shares are entitled, the holders of Series A Preferred Shares will not be entitled to any further participation in any distribution of assets by the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation price payable to the holders of Series A Preferred Shares and the liquidation price payable to the holders of all Parity Shares, the holders of all such shares shall share ratably in such distribution of assets in accordance with the amounts which would be payable on such distribution if the amounts to which the holders of Series A Preferred Shares and the holders of Parity Shares are entitled were paid in full.

                  3.2.7.3 Neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash or securities shall be considered a liquidation, dissolution or winding-up of the Corporation within the meaning of this clause 3.2.7.

            3.2.8 Voting Rights.

                  3.2.8.1 In addition to any voting rights provided by
            applicable law or elsewhere in this clause 3.2.8, the holders of Series A Preferred Shares shall be entitled to vote upon all matters upon which the holders of Common Shares are entitled to vote and shall vote together with the holders of Common Shares (and of any other class or series which may similarly be entitled to vote with the Common Shares, if any) as a single class. For the purpose of any vote contemplated by this clause 3.2.8.1, each Series A Preferred Share shall be entitled to the number of votes equal to the number of Common Shares into which such Series A Preferred Share could then be converted (including for such purpose any fractional share into which it could then be converted were it not for the provisions of clause 3.2.5.7 pursuant to the provisions of clause 3.2.5 on the record date for the determination of shareholders entitled to vote on such matters multiplied by 1.23.

                  3.2.8.2 If at any time dividends payable on the Series A
            Preferred Shares, or on any Parity Shares, are in arrears and unpaid in an amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, the number of members of the Board of Directors shall increase by two, and the holders of the outstanding Series A Preferred Shares and of such Parity Shares will have the exclusive right, voting separately as a class, to elect such two directors of the Corporation at the next regular or special meeting of shareholders of the Corporation. Such voting right will continue until all dividends on the Series A Preferred Shares and on such Parity Shares have been paid in full, at which time such voting right of the holders of Series A Preferred Shares and such Parity Shares will terminate, subject to re-vesting in the event of a subsequent arrearage. Upon any termination of the aforesaid voting right, the term of office of all the directors elected by holders of Series A Preferred Shares and such Parity Shares voting separately as a class will terminate and the number of members of the Board of Directors shall decrease by two.

            3.2.9 Certain Definitions. As used in this Paragraph 3.2 of this Certificate of Incorporation, the following terms shall have the following respective meanings:

            "Common Shares" shall include any shares of the Corporation of any class or series which have no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and which are not subject to redemption by the Corporation. However, Common Shares issuable upon conversion of Series A Preferred Shares shall include only shares of the class designated as Common Shares as of the original date of issuance of Series A Preferred Shares, or shares of the Corporation of any classes or series resulting from any reclassification or reclassifications thereof and which have no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation.

            "Junior Shares" shall mean Preference Shares of any class of the Corporation which are by their terms expressly made junior to Series A Preferred Shares at the time outstanding both as to dividends and as to the distribution of assets on any voluntary or involuntary liquidation of the Corporation.

            "Parity Shares" shall mean any Preference Shares which are by their terms on a parity with the Series A Preferred Shares at the time outstanding both as to dividends and as to the distribution of assets on any voluntary or involuntary liquidation of the Corporation.

            "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and any government or any department or agency thereof.

            "Preference Shares" shall mean any class of shares of the Corporation ranking prior to at least one other class of shares of the Corporation as to the payment of dividends or the distribution of assets on any voluntary or involuntary liquidation of the Corporation.

            "Qualifying Employer Securities" shall have the meaning set forth in
      Section 4975(e)(8) of the Internal Revenue Code of 1986, as amended.

            "Senior Shares" shall mean any Preference Shares of any class of the Corporation which are by their terms expressly made senior to Series A Preferred Shares at the time outstanding both as to dividends and as to the distribution of assets on any voluntary or involuntary liquidation of the Corporation.

      3.3 Except as otherwise provided by the laws of the State of New York or by any certificate of amendment filed pursuant to Paragraph 3.1 of this Article THIRD, setting forth the relative rights, preferences and limitations of any series of Preferred Shares, the entire voting power of the shares of the Corporation for the election of Directors and for all other purposes, as well as all other rights appertaining to shares of the Corporation, shall be vested exclusively in the Common Shares. Each Common Share shall have one vote upon all matters to be voted on by the holders of the Common Shares, and shall be entitled to participate equally in all dividends payable with respect to the Common Shares and to share ratably, subject to the rights and preferences of any such Preferred Shares, in all assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation.

                                  ARTICLE FOUR

      The office of the Corporation is to be located in the City of New York, Borough of Manhattan, County of New York and State of New York. The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served within the State of New York, and the address to which the Secretary of State shall mail a copy of any process against the Corporation which may be served upon his or her pursuant to law is EDO Corporation, 60 East 42nd Street, Suite 5010, New York, NY 10165.

                                  ARTICLE FIVE

      The number of directors constituting the entire Board of Directors of the Corporation shall be not less than nine nor more than fifteen. The Board of Directors shall be divided into three classes. The vote of the holders of 80% of the outstanding shares of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal this Article FIVE or to remove any director without cause.

                                   ARTICLE SIX

      No shareholder of the Corporation, as such, shall be entitled as a matter of right to purchase, subscribe for or otherwise acquire any new or additional shares of the Corporation of any class, whether now or hereafter authorized, or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares, or any shares, notes, bonds, debentures or other securities, convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares.

                                  ARTICLE SEVEN

      7.1 Vote Required for Certain Business Combinations.

          7.1.1 Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in Section 7.2 of this Article
      SEVEN:

                  (i) any merger or consolidation of the Corporation or any
            Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the

            Corporation, or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more; or

                  (iii) the issuance or transfer by the Corporation or any
            Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities, or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

                  (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

                  (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

      shall require the affirmative vote of the holders of two-thirds of the outstanding Shares of the Corporation entitled to vote generally in the election of Directors (the "Voting Shares"), which are not beneficially owned directly or indirectly by an Interested Shareholder voting together as a single class (it being understood that for purposes of this Article SEVENTH, each share of the Voting Shares shall have the number of votes granted to it pursuant to Article THIRD of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

            7.1.2 Definition of "Business Combination." The term "Business Combination" as used in this Article SEVEN shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph 7.1.1 of this Section 7.1.

      7.2 When Higher Vote is Not Required. The provisions of Section 7.1 of this Article SEVEN shall not be applicable to any particular Business Combination; and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Restated Certificate of Incorporation, if all the conditions specified in either of the following paragraphs 7.2.1 and 7.2.2 are met.

            7.2.1 Approval by Continuing Directors. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

            7.2.2 Price and Procedure Requirements. All of the following conditions shall have been met:

                  (i) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Shares in such Business Combination shall be at least equal to the highest of the following:

                        (a) A price equal to the Fair Market Value of the Common
                  Shares on the date of the first public announcement of the proposed Business Combination multiplied by a fraction the numerator of which is the highest per share price (including brokerage commissions and/or soliciting dealers' fees) which the Interested Shareholder has theretofore paid for any of the Common Shares already owned by it and the denominator of which is the Fair Market Value of the Common Shares immediately prior to the commencement of acquisition of the Common Shares by the Interested Shareholder;

                        (b) The highest per share price (including brokerage
                  commissions and/or soliciting dealers' fees) paid by the Interested Shareholder in acquiring any of its holdings of the Common Shares;

                        (c) The Fair Market Value per Common Share on the date
                  of the first public announcement of the proposed Business Combination or on the date on which the Interested Shareholder became an Interested Shareholder, whichever is higher; and

                        (d) The earnings per Common Share of the Corporation for
                  the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on such Business Combination, multiplied by the then price/earnings multiple (if any) of the Interested Shareholder as customarily computed and reported in the financial community.

                  (ii) The consideration to be received by holders of a
            particular class or series of outstanding Voting Shares shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class or series. If the Interested Shareholder has paid for Voting Shares of any class or series with varying forms of consideration, the form of consideration for such class or series in the Business Combination shall be either cash or the form used to acquire the largest number of shares of such class or series previously acquired by the Interested Shareholder prior to the first public announcement of the proposed Business Combination.

                  (iii) After such Interested Shareholder has become an
            Interested Shareholder and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Continuing Directors, there shall have

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            been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Shares; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Shares (except as necessary to reflect any subdivision of the Common Shares), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding Common Shares, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) such Interested Shareholder shall have not become the beneficial owner of any additional Voting Shares except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

                  (iv) After such Interested Shareholder has become an
            Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                  (v) A proxy or information statement describing the proposed
            Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act rules or regulations) shall be mailed to public shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

      7.3 Certain Definitions. For the purposes of this Article SEVEN:

          7.3.1 A "person" shall mean any individual, firm, corporation or other entity.

          7.3.2 "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary, and other than any employee stock ownership plan or the employee benefit plan of the Corporation or any subsidiary or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity) who or which:

                  (i) is the beneficial owner, directly or indirectly, of 10% or more of the Voting Shares; or

                  (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the Voting Shares; or

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

                  (iii) is an assignee of or has otherwise succeeded to any
            Voting Shares which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

            7.3.3 A person shall be a "beneficial owner" of any Voting Shares:

                  (i) which such person or any of its Affiliates or Associates
            (as hereinafter defined) beneficially owns, directly or indirectly;
            or

                  (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                  (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Shares.

            7.3.4 For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph 7.3.2 of this Section 7.3, the number of Voting Shares deemed to be outstanding shall include shares deemed owned through application of paragraph 7.3.3 of this Section 7.3 but shall not include any other Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

            7.3.5 "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 9, 1983.

            7.3.6 "Subsidiary" means any corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph 7.3.2 of this Section 7.3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

            7.3.7 "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated

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

      with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board. For purposes of this Article SEVEN, any action by "a majority of Continuing Directors" shall require the affirmative votes of a majority of the Continuing Directors then in office at a time when there are at least seven Continuing Directors.

            7.3.8 "Fair Market Value" means:

                  (i) in the case of shares, the highest closing sale price per share during the 30-day period immediately preceding the date in question on the Composite Tape, or, if such shares are not quoted on the Composite Tape, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such shares are listed, or, if such shares are not listed on any such exchange, the highest closing bid quotation with respect to such shares during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations Systems or any system then in use, or if no such quotations are available, the fair market value on the date in question per share as determined by the Board in good faith; and

                  (ii) in the case of property other than cash or shares, the fair market value of such property on the date in question as determined by the Board in good faith.

            7.3.9 In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in paragraph 7.2.2 (i) of Section 7.2 of this Article SEVEN shall include the Common Shares and/or other shares of any other class of outstanding Voting Shares retained by the holders of such shares.

      The directors of the Corporation shall have the power and duty to determine for the purposes of this Article SEVEN, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Shareholder, (B) the number of Voting Shares beneficially owned by any person,
(C) whether a person is an Affiliate or Associate of another, and (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

      7.4 No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article SEVEN shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

      7.5 Amendment, Repeal, etc. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or by By-Laws of the Corporation), the affirmative vote of the holders of two-thirds of the outstanding Voting Shares of the Corporation which are not beneficially owned directly or indirectly by an Interested

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

Shareholder voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article SEVEN of this Certificate of Incorporation.

                                  ARTICLE EIGHT

      No director of the Corporation shall be liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article EIGHT shall eliminate or limit:

            (a) the liability of any director if a judgment or other final adjudication adverse to such director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or that his or her acts violated section 719 of the Business Corporation Law of the State of New York; or

            (b) the liability of any director for any act or omission prior to the adoption of the amendment to this Certificate of Incorporation that included this Article EIGHTH.

      IN WITNESS WHEREOF, the undersigned has made and subscribed this Restated Certificate of Incorporation and affirmed it as true under penalties of perjury, this 15th day of May, 2003.

                                  /s/ William J. Frost
                                  ---------------------------------------------
                                  William J. Frost
                                  Secretary and Vice- President, Administration

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

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 EDO CORPORATION

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

      The undersigned, being Secretary and Vice-President, Administration, of EDO Corporation, hereby certifies:

      1. The name of the Corporation is EDO Corporation. The name under which the Corporation was originally incorporated was Edo Aircraft Corporation.

      2. The Corporation's Certificate of Incorporation was filed by the Department of State on October 16, 1925.

      3. A Restatement of the Certificate of Incorporation was filed by the Department of State on November 23, 1983.

      4. A Restatement of the Certificate of Incorporation was filed by the Department of State on May 27, 2003.

      5. The Restated Certificate of Incorporation, as now in effect, is further amended as set forth below, as authorized by Section 801 of the Business Corporation Law, to provide for annual election of directors.

      6. In order to accomplish the foregoing, the Restated Certificate of Incorporation is amended to read as follows:

      The second and third sentences of Article FIFTH of the Restated Certificate of Incorporation shall be deleted in their entirety and replaced by the following:

            The directors elected at the annual meeting of shareholders held in 2004 shall, along with the directors elected at the annual meetings of shareholders held in 2002 and 2003, serve until the annual meeting of shareholders to be held in 2005 and until their successors shall be elected and qualified, or until their earlier death, resignation or removal. Beginning with the annual meeting of shareholders to be held in 2005, at each annual meeting of shareholders the directors elected at such meeting shall serve until the next annual meeting of shareholders and until their successors shall be elected and qualified, or until their earlier death, resignation or removal. Any one or more or all of the directors may be removed for cause at any

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

            time by the vote of the shareholders holding a majority of the shares of the corporation, at any special or regular meeting and thereupon the terms of each director or directors who shall have been removed shall forthwith terminate and there shall be a vacancy or vacancies in the Board of Directors to be filled as provided in the By-laws of the Company.

      6. The foregoing Amendment of the Restated Certificate of Incorporation was authorized by the vote of the board of directors followed by the affirmative vote of 88% of holders of outstanding shares of the Corporation entitled to vote thereon at a meeting of the shareholders held on April 27, 2004.

      IN WITNESS WHEREOF, the undersigned has made and subscribed this Certificate of Amendment of the Certificate of Incorporation and affirmed it as true under penalties of perjury, this 10th day of May, 2004.

                                     /s/ William J. Frost
                                     -------------------------------------------
                                     William J. Frost
                                     Vice President-Administration and Secretary

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